Exhibit 10.8

Hony Capital Acquisition Corp.

Suite 06-11, 70/F Two International Finance Centre

No. 8 Finance Street, Central, Hong Kong

[•], 2021

Ladies and Gentlemen:

This letter confirms our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Hony Capital Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date, the “Termination Date”), Hony Capital Acquisition Sponsor LLC will make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, at Suite 06-11, 70/F Two International Finance Centre, No.8 Finance Street, Central, Hong Kong. In exchange therefor, the Company shall pay Hony Capital Acquisition Sponsor LLC up to $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Hony Capital Acquisition Sponsor LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that will be established upon the consummation of the IPO, and will not seek recourse against the Trust Account for any reason whatsoever.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of this Agreement by one party to the other may be made by facsimile, email (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or between the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign this agreement or any rights, interests or contracted obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be null and void and shall not operate to transfer or assign any interest or title to the purported assignee.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

Hony Capital Acquisition Corp.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

Hony Capital Acquisition Sponsor LLC

By:
Name:
Title: